IN THE CIRCUIT COURT OF THE SIXTH JUDICIAL CIRCUIT
IN AND FOR MANATEE COUNTY, FLORIDA
CIVIL DIVISION

In re:

KESSELRING RESTORATION CORPORATION	Case No.
Division:

Assignor,

to

LARRY HYMAN,

Assignee.
_________________________________/

PETITION COMMENCING ASSIGNMENT FOR BENEFIT OF CREDITORS

LARRY HYMAN ("Hyman" or "Assignee"), as Assignee of KESSELRING RESTORATION CORPORATION ("Kesselring" or "Assignor"), by and through his undersigned counsel, and in accordance with Chapter 727, Florida Statute (1987), respectfully shows:
1)           This is a Petition Commencing Assignment for the Benefit of Creditors.  This Court has jurisdiction of the proceeding in accordance with the provisions of Florida Statute §727 et seq.
2)           The Court has jurisdiction over these proceedings as, the Assignor maintains its principle place of business at 2208 58th Avenue East, Bradenton, Florida 34203.
3)           Assignee's office is located at 106 South Tampania Avenue, Suite 200, Tampa, Florida 33609.
4)           The Assignor has numerous creditors and  is unable to pay its debts and, through this Assignment, seeks to provide for payment of its debts within its resources.

5)           A copy of the Assignment hereto attached as Exhibit “A” and are incorporated by reference herein, including schedules of liabilities (Schedule A) and  assets (Schedule B), is attached only to the original of the Petition, which is being filed with the Court.
6.           Assignee requests, by a separate motion, that the Court fix an amount of the Assignee’s bond to be filed with the Clerk of Court upon appropriate motion.
WHEREFORE, the Petitioner prays for relief through entry of an Assignment for the Benefit of the Creditors.

CERTIFICATE OF SERVICE

           I HEREBY CERTIFY that a true and correct copy of the foregoing Petition Commencing the Assignment for Benefit of Creditors has been sent, by regular U.S. Mail, this 31st day of March 2009 to: Charles B. Rockwood, President, Kesselring Restoration Corporation, 2208 58th Avenue East, Bradenton, Florida 34203, Charles Johnson, 802 11th Street West, Bradenton, FL 34205 and Larry Hyman, CPA, 106 S. Tampania Avenue, Suite 200, Tampa, Florida 33609 for service on all parties listed on the attached Matrix.

Respectfully submitted,

GRIMES GOEBEL GRIMES HAWKINS
GLADFELTER & GALVANO, P.L.

_______________________________
JOHN D. HAWKINS, ESQUIRE
Florida Bar No.  0277691
SACHA ROSS, ESQUIRE
Florida Bar No.  557315
1023 Manatee Avenue West
Bradenton, FL  34205
(941)748-0151
(941)748-0158 facsimile
Attorneys for Assignee, Larry Hyman

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